UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 16, 2003

Date of Report (Date of earliest event reported)

LATTICE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 NE Moore Court
Hillsboro, OR 97124-6421	(503) 268-8000
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Filed as exhibit 99.1 hereto is the registrant’s press release, dated June 16, 2003, announcing that the registrant intends to offer approximately $200 million aggregate principal amount (excluding any option for the initial purchaser to the offering to purchase additional Notes (as defined below)) of convertible subordinated notes (the “Notes”) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Filed as exhibit 99.2 hereto is the registrant’s press release, dated June 17, 2003, announcing that the registrant priced its offering of $200 million aggregate principal amount of the Notes (excluding the option for the initial purchaser to the offering to purchase an additional $30 million aggregate principal amount of Notes) through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Item 7.                    Financial Statements and Exhibits.

                (c)  Exhibits.

Exhibit No.	Description
99.1	Press release of Lattice Semiconductor Corporation dated June 16, 2003
99.2	Press release of Lattice Semiconductor Corporation dated June 17, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date:	June 17, 2003	By:	/s/ STEPHEN A. SKAGGS
		Name:	Stephen A. Skaggs
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Lattice Semiconductor Corporation dated June 16, 2003
99.2	Press release of Lattice Semiconductor Corporation dated June 17, 2003